UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2009 (March 11, 2009)

Universal Capital Management, Inc.

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(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or Organization)	00-51132 (Commission File Number)	20-1568059 (I.R.S. Employer Identification No.)
2601 Annand Drive Suite 16 Wilmington, DE (Address of principal executive offices)		______19808____ (Zip Code)
Registrant’s telephone number, including area code: (302) 998-8824

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 11, 2009, Joseph Drennan resigned as the registrant’s Chief Financial Officer. He retained the title of Vice President and he remains a director of the registrant.

On March 11, 2009, the registrant’s Board of Directors appointed Mrs. Theresa Q. Hoffmann, age 35, to serve as the registrant’s Vice President of Finance. The registrant has not entered into a definitive employment agreement with Mrs. Hoffmann.

Previously, since March 2008, Mrs. Hoffmann, served as the registrant’s senior corporate controller where she was accountable for all of the registrant’s financial accounting and heading the staff of portfolio accountants and financial planners. Also, from July 2008 to December 2008, Mrs. Hoffmann served as the part-time interim chief financial officer and chief information officer of Theater Xtreme Entertainment Group, Inc., a previous registrant portfolio company. From January 2007 to March 2008 she served as the registrant’s manager of portfolio accounting and financial planning, and from January 2006 to January 2007 she served as the registrant’s controller. From August 2005 to December 2005, Mrs. Hoffmann served as a controller at IPI Fundraising, Inc., and from July 2003 to August 2005, she worked as a Senior Accountant at Cetrulo & Morgan Group, PA.

There are no family relationships between Mrs. Hoffman and the registrant’s other executive officers or directors.

The registrant has not entered into any transactions with Mrs. Hoffman that would require disclosure in accordance with Item 404(a) of Regulation S-B.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL CAPITAL MANAGEMENT, INC.

By: /s/Michael D. Queen

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   Michael D. Queen, CEO

Dated: March 13, 2009